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                      SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)  January 7, 1997
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                            PATTERSON ENERGY, INC.
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            (Exact name of registrant as specified in its charter)




         Delaware                        0-22664                  75-2504748
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(State or other jurisdiction           (Commission            (I.R.S. Employer
    of incorporation)                  File Number)          Identification No.)



   4510 Lamesa Highway, Snyder, Texas                                 79549
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(Address of principal executive offices)                            (Zip Code)



Registrant's telephone number, including area code:  (915) 573-1104
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                                  No Change
        --------------------------------------------------------------
        (Former name or former address, if changed since last report.)
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ITEM 5.  OTHER EVENTS

        On January 7, 1997, the Registrant issued the following press release:

               PATTERSON ENERGY ANNOUNCES TWO WELL COMPLETIONS

SNYDER, TEXAS, JANUARY 7, 1997 -- PATTERSON ENERGY, INC. today announced the completion of two wells.

In Wharton County, Texas, Patterson owns a 14.25% working interest in the Jackson Williams No. 2 well, which was completed in January 1997 in the Wilcox Sands formation. The well tested 5.2 million cubic feet of natural gas per day with 6,540 pounds of flowing tubing pressure on a 13/64 inch choke. The Jackson Williams No. 2 well was originally drilled in August 1996 to deeper Wilcox formations. Sales of natural gas from the well should commence in approximately one week. Patterson owns a 14.25% working interest in approximately 1,700 acres surrounding the well and an offsetting confirmation well is planned in the first half of 1997.

In Robertson County, Texas, Patterson is operator and owns a 17.25% interest in the Georgette Smith No. 1 well and approximately 25,000 gross acres surrounding the well. The Georgette Smith well was completed in November 1996 in the Georgetown formation with a 4,700 foot horizontal lateral completion. Through December 31, 1996, the well has produced almost 65,000 barrels of crude oil and is currently flowing naturally at a rate of approximately 1,000 barrels of oil per day on a 30/64 inch choke with 240 pounds of flowing tubing pressure. The Company plans to put the well on artificial lift in the near future. A confirmation well was spudded on December 26, 1996, and is currently being drilled.

Cloyce A. Talbott, Chairman and Chief Executive Officer, commented that while the Company was encouraged by these results, additional drilling and future production rates will determine the significance of these wells.

Patterson Energy, Inc. a Snyder, Texas based energy company, is one of the leading providers of domestic land drilling services to major independent oil and gas companies and, to a lesser extent, is engaged in the development, exploration, acquisition and production of oil and natural gas. Patterson has 61 land-based drilling rigs (52 of which are currently operable) and focuses its operations primarily in Texas in the Permian Basin, the Austin Chalk Trend, South Texas and the Hardeman Basin.


                                  SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                        PATTERSON ENERGY, INC.



Date:  January 8, 1997                  /s/ JAMES C. BROWN
                                        -------------------------------------
                                        James C. Brown
                                        Vice President-Finance





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